UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

May 3, 2018

____________________

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WEC ENERGY GROUP, INC.	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 1331
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At WEC Energy Group, Inc.’s 2018 Annual Meeting of Stockholders held on May 3, 2018, stockholders voted on the following proposals with the following results:

Proposal 1 -- Election of Fourteen Directors for Terms Expiring in 2019

Nominee	Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes

John F. Bergstrom	224,071,137	10,976,068	1,034,506	42,156,200
Barbara L. Bowles	224,268,899	10,751,127	1,061,685	42,156,200
William J. Brodsky	232,630,912	2,272,320	1,178,479	42,156,200
Albert J. Budney, Jr.	232,645,457	2,284,145	1,152,109	42,156,200
Patricia W. Chadwick	230,273,894	4,723,391	1,084,426	42,156,200
Curt S. Culver	228,580,828	6,400,928	1,099,955	42,156,200
Danny L. Cunningham	233,176,974	1,713,440	1,191,297	42,156,200
William M. Farrow III	232,253,307	2,626,491	1,201,913	42,156,200
Thomas J. Fischer	228,157,248	6,697,832	1,226,631	42,156,200
Gale E. Klappa	222,490,072	10,645,721	2,945,918	42,156,200
Henry W. Knueppel	232,822,619	2,009,813	1,249,279	42,156,200
Allen L. Leverett	220,954,351	13,883,546	1,243,814	42,156,200
Ulice Payne, Jr.	228,191,975	6,714,598	1,175,138	42,156,200
Mary Ellen Stanek	229,523,218	5,509,316	1,049,177	42,156,200

Proposal 2 -- Ratification of Deloitte & Touche LLP as Independent Auditors for 2018

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
272,598,805	4,563,411	1,075,695	0

Proposal 3 -- Advisory Vote to Approve Compensation of the Named Executive Officers

Shares Voted For	Shares Voted Against	Shares Abstained	Broker Non-Votes
219,686,142	13,862,510	2,533,059	42,156,200

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEC ENERGY GROUP, INC.
(Registrant)

/s/ William J. Guc
Date: May 8, 2018	William J. Guc -- Vice President and Controller

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